Memorandum of Association
The Companies Act 1981
Section 7(1) and (2)

Seadrill 2021 Limited (202100496)

Filing Date 21-Oct-2021 15:55:27

General details

Type of company	Exempted
Company Name	Seadrill 2021 Limited
Entity type	Company Limited By Shares

Objects and provisions

The objects for which the Company is formed and incorporated are unrestricted only	Yes
Provisions regarding the powers of the Company	The Company may do all such things as are incidental or conducive to the attainment of its objects and shall have the capacity, rights, powers and privileges of a natural person, and – (i) pursuant to Section 42 of the Act, the Company shall have the power to issue preference shares which are, at the option of the holder, liable to be redeemed; (ii) pursuant to Section 42A of the Act, the Company shall have the power to purchase its own shares for cancellation; and (iii) pursuant to Section 42B of the Act, the Company shall have the power to acquire its own shares to be held as treasury shares.

Subscribers

Subscriber 1

Name Dawn C. GRIFFITHS

Address	Clarendon House, 2 Church Street, Hamilton, Pembroke, HM 11, Bermuda
Nationality	United Kingdom
Has Bermudian status	Yes
Number of shares	1

Subscriber 2

Name	Christopher G. GARROD
Address	Clarendon House, 2 Church Street, Hamilton, Pembroke, HM 11, Bermuda
Nationality	United Kingdom
Has Bermudian status	Yes
Number of shares	1

Subscriber 3

Name	Rovonne SAMPSON
Address	Clarendon House, 2 Church Street, Hamilton, Pembroke, HM 11, Bermuda
Nationality	United Kingdom
Has Bermudian status	Yes
Number of shares	1

Shareholdings

Currency	USD - United States Dollar
Authorised share capital	100.00

Declarations

The liability of the members of the Company	Yes

is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.	
The subscribers listed in this application respectively agreed to take such number of shares of the Company as may be allotted to them respectively by the provisional directors of the Company, not exceeding the number of shares for which they have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to them respectively.	Yes
Submitted By	CONYERS CORPORATE SERVICES (BERMUDA) LIMITED KAREN O'CONNOR BERMUDA, CLARENDON HOUSE, 2 CHURCH STREET, HAMILTON, PEMBROKE, HM11

Notice of Address of Registered Office
ɿe Companies Act 1981
Pursuant to Section 62

Seadrill 2021 Limited (202100496)

Filing Date 23-Nov-2021 15:19:00

Changed

Address of registered office c/-Frontline Ltd., Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, Pembroke, HM 08, Bermuda

Previous Value *c/-Conyers Corporate Services (Bermuda) Limited, Clarendon House, 2 Church Street, Hamilton, Pembroke, HM11, Bermuda*

Submitted By CONYERS CORPORATE SERVICES (BERMUDA) LIMITED
LORRIE FURBERT
BERMUDA, CLARENDON HOUSE, 2 CHURCH STREET, HAMILTON, PEMBROKE, HM11

eceipt Date 22-Nov-2021 16:26:25